EXHIBIT 5

May 4, 2017

PHI, Inc.

2001 SE Evangeline Thruway

Lafayette, LA 70508

Ladies and Gentlemen:

We have acted as counsel to PHI, Inc., a Louisiana corporation (the “Company”), in connection with the Company’s registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to registration under the Securities Act of 1933, as amended, of an aggregate 2,000,000 shares of non-voting common stock of the Company, $0.10 par value per share (the “Non-Voting Common Stock”), to be issued under the Second Amended and Restated PHI, Inc. Long-Term Incentive Plan (the “Plan”).

We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based upon the foregoing, we are of the opinion that the shares of Non-Voting Common Stock to be issued by the Company pursuant to the Plan after the filing of the Registration Statement are validly authorized shares of Non-Voting Common Stock and, when issued in accordance with the terms described in the Plan, will be legally issued, fully paid, and non-assessable. We do not express any opinion herein concerning any law other than the Louisiana Business Corporation Act (including the statutory provisions and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Our opinion has been furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K promulgated by the Securities and Exchange Commission, and is expressly limited to the matters set forth above.

JONES WALKER LLP

/s/ Jones Walker LLP